Exhibit 10.7
Weatherford Management Incentive Plan
PURPOSE
The Weatherford Management Incentive Plan (the “Plan”) is intended to motivate and reward employees whose efforts and accomplishments positively impact and improve the performance of Weatherford International. Performance under the Plan is measured by comparing Weatherford’s actual annual financial results versus certain pre-established financial goals. Any bonus awards payable under the Plan are made after the end of the fiscal year and after the public release and filing of Weatherford’s year-end financial results.
ELIGIBILITY
All key employees of Weatherford are eligible to participate in the Plan upon designation by the CEO or other officers of Weatherford. Participation in the Plan is not automatic, and only those key employees who have been designated by the CEO or other officers of Weatherford will participate in the Plan. Employees must have six months of employment to be eligible for the Plan.
FINANCIAL GOALS
Awards under the Plan will be determined based on Weatherford’s overall consolidated financial results. The Compensation Committee of the Board and the CEO of Weatherford are responsible for approving the annual financial goals that are used to determine awards under this Plan. There may be additional financial or operating goals for corporate groups and regional and business unit levels. These additional goals will be determined by the appropriate officer, subject to approval by the CEO. The financial and operating goals will likely differ from group to group and from region to region, but the payment of any awards under the Plan will ultimately depend on Weatherford’s consolidated financial results. It is important to remember that even if the goals for a particular region or group are met, if the financial goals for Weatherford’s financial results are not met, then no awards will be payable.
The financial and any operating goals will be communicated to all participants by their managers. Weatherford reserves the right on a company-wide or case-by-case basis to adjust the financial goals under the Plan to reflect the impact of acquisitions, changes in our industry, changes in our financial performance and any other circumstances at the sole discretion of the CEO.
AWARD CATEGORIES
Potential award goals and percentages are established for all participants in the Plan based on their job position. There are two levels of award goal levels under the Plan, namely, Target and Superior. Target represents the expected level of performance for Weatherford and Superior represents highest level of performance for Weatherford. Each participant will be told by his or her manager of their potential award percentages and goal levels.

AWARD CALCULATION
Bonus awards under the Plan are determined by comparing the actual consolidated financial results of Weatherford with the Plan goals. Please note that the cost of any bonus payouts must be included in the financial results to be measured. The bonus payable to each participant will be based on the participant’s annual base salary as of the end of the Plan year. If Weatherford’s actual financial results fall between the Target and Superior goal levels, the amount of bonus will be pro-rated appropriately.
There may be circumstances under which the financial performance of Weatherford does not generate an award under the Plan. The nature and scope of Weatherford’s operations are subject to unanticipated economic and market conditions that may render pre-established financial goals unattainable in any given Plan year. If, in the opinion of the CEO, such circumstances should arise, an alternative bonus calculation may be made.
MODIFICATIONS
The CEO may modify the financial goals for the Plan as he deems appropriate based on any changes in (i) economic conditions, (ii) indicators of growth or recession in Weatherford’s business segments, (iii) the nature of the operations of Weatherford, (iv) acquisitions and dispositions, (v) applicable laws, regulations or accounting practices, and (vi) other matters that were not anticipated by Weatherford when the financial goals for the Plan year were determined.
The Plan may be suspended or terminated at any time (even if the financial goals of the Plan have been achieved) by the CEO, if he determines that conditions or circumstances exist or may exist that have or are expected to have a negative effect on Weatherford.
PAYMENT
Any Plan awards earned for a year will be paid on or before March 15 of the following year. Payment may be in the form of cash or restricted common shares of Weatherford. The Compensation Committee of the Board and the CEO will determine the form of payment.
Bonus payments for employees not employed for a full year will be prorated. Any participants whose employment is terminated (for any reason) prior to the date on which awards are paid are not eligible for payment of any award under the Plan.

2008 Annual Bonus Payout Levels

		Bonus as Percent of
		Base Salary
Tier	Group	Target	Max.	Financial Target
1	President & CEO	120%	180%	100% EBIT
2	Sr. Vice Presidents	95%	145%
3	Vice Presidents	80%	120%
All other group categories and bonus percentages to be established by the Chief Executive Officer

Form of Award Letter
[Date]
Re:      Management Incentive Plan Award
Dear Weatherford Employee:
We are pleased to advise you that your award under the Weatherford Management Incentive Plan for year ___ will be ___. Thank you for your hard word, dedication and efforts.
Sincerely,
Weatherford International